EXHIBIT 99.1

Worthington Reports Third Quarter Fiscal 2022 Results

COLUMBUS, Ohio, March 22, 2022 (GLOBE NEWSWIRE) -- Worthington Industries, Inc. (NYSE: WOR) today reported net sales of $1.4 billion and net earnings of $56.3 million, or $1.11 per diluted share, for its fiscal 2022 third quarter ended February 28, 2022. In the third quarter of fiscal 2021, the Company reported net sales of $759.1 million and net earnings of $67.6 million, or $1.27 per diluted share. Results in both the current and prior year quarter were impacted by certain unique items, as summarized in the table below.

(U.S. dollars in millions, except per share amounts)

	3Q 2022		3Q 2021
	After-Tax	Per Share	After-Tax	Per Share
Net earnings	$56.3	$1.11	$67.6	$1.27
Impairment and restructuring charges	1.1	0.02	8.4	0.16
Gain on investment in Nikola, net of incremental expenses	-	-	(3.7)	(0.07)
Adjusted net earnings	$57.5	$1.13	$72.3	$1.36

Financial highlights for the current and comparative periods are as follows:

(U.S. dollars in millions, except per share amounts)

	3Q 2022	3Q 2021	9M 2022	9M 2021
Net sales	$1,378.2	$759.1	$3,721.9	$2,193.1
Operating income	37.6	49.8	263.9	57.0
Equity income	47.5	31.7	160.6	80.9
Net earnings	56.3	67.6	299.1	610.2
Earnings per diluted share	$1.11	$1.27	$5.83	$11.28

“We delivered solid earnings in the quarter,” said Andy Rose, President and CEO. “Steel Processing faced headwinds due to continued steel pricing volatility and choppy but improving automotive demand. Building Products improved across the board with increased contributions from ClarkDietrich and our wholly owned businesses, while Consumer Products benefitted from robust demand and improved margins.”

Consolidated Quarterly Results

Net sales for the third quarter of fiscal 2022 were $1.4 billion compared to $759.1 million, an increase of $619.1 million, or 82%, over the comparable quarter in the prior year. The increase was driven by higher average selling prices across all of our businesses and contributions from the acquisitions of Tempel Steel Company (“Tempel”) and Shiloh Industries’ U.S. BlankLight® business in the current fiscal year.

Gross margin decreased $21.0 million from the prior year quarter to $143.1 million, as improvements in both the Consumer and Building Products businesses were more than offset by the $56.0 million unfavorable variance caused by inventory holding gains in the prior year quarter versus inventory holding losses in the current quarter.

Operating income for the current quarter was $37.6 million, a decrease of $12.2 million from the prior year quarter. Excluding impairment, restructuring, and the Nikola-related expense adjustment from both periods, adjusted operating income was down $37.0 million from the prior year quarter. The decrease was driven by lower gross margin and higher SG&A expense, which was up $16.0 million primarily due to the impact of acquisitions.

Interest expense was $8.1 million in the current quarter, up $0.5 million from the prior year quarter due to the impact of higher average debt levels resulting from borrowings under the Company’s revolving credit facility.

Equity income from unconsolidated joint ventures increased $15.8 million over the prior year quarter to $47.5 million, due to higher contributions from ClarkDietrich, where results benefited from significantly higher average selling prices. The Company received cash distributions of $28.9 million from unconsolidated joint ventures during the current quarter.

Income tax expense was $18.7 million in the current quarter compared to $4.5 million in the prior year quarter.   The change was driven by the impact of a $19.7 million discrete tax benefit realized in connection with the sale of the oil and gas equipment business in the prior year quarter and lower core pre-tax earnings in the current quarter.  Tax expense in the current quarter reflected an estimated annual effective rate of 23.2% compared to 20.1% for the prior year quarter.

Balance Sheet

At quarter-end, total debt was $812.9 million, up $102.4 from May 31, 2021, due to borrowings under the Company’s revolving credit facility to fund the Tempel acquisition. The Company had $44.3 million of cash at quarter end, a decrease of $596.0 million from May 31, 2021, primarily due to acquisitions and an increase in working capital associated with higher average steel prices.

Quarterly Segment Results

Steel Processing’s net sales totaled $1.1 billion, up $548.1 million over the comparable prior year quarter. The increase in net sales was driven by higher average selling prices and, to a lesser extent, the impact of acquisitions completed in fiscal 2022. Adjusted EBIT was down $54.7 million from the prior year quarter to $7.1 million due to inventory holding losses, estimated to be $24.9 million, in the current quarter compared to inventory holding gains of $31.1 million in the prior year quarter. Current quarter inventory holding losses included a pre-tax charge of $15.7 million to write inventory down to net realizable value. Equity earnings at Serviacero of $4.7 million were up slightly over the prior year quarter on improved spreads. The mix of direct versus toll tons processed was 51% to 49% in the current quarter, compared to 48% to 52% in the prior year quarter.

Consumer Products’ net sales totaled $161.7 million, up 41%, or $46.6 million, from the comparable prior year quarter due to higher average selling prices and, to a lesser extent, higher volume. Adjusted EBIT was up $12.1 million over the prior year quarter to $26.7 million on the combined impact of higher average selling prices and higher volume, which were partially offset by higher wages.

Building Products’ net sales totaled $132.9 million, up 38%, or $36.6 million, from the comparable prior year quarter on higher average selling prices. Adjusted EBIT of $49.6 million was $22.3 million more than the prior year quarter, due to higher equity earnings at ClarkDietrich, up $15.5 million, and an increase in operating income, up $7.9 million, on the favorable impact of higher average selling prices, partially offset by higher wages and freight costs.

Sustainable Energy Solutions’ net sales totaled $31.0 million, down 3%, or $1.1 million, from the comparable prior year quarter on lower volume, associated with the May 31, 2021 divestiture of the Liquified Petroleum Gas business in Poland. Adjusted EBIT was a loss of $2.8 million, compared to a profit of $0.1 million in the prior year quarter, on the combined impact of higher production costs and unfavorable mix. Both volume and mix in the current quarter were negatively impacted by the ongoing semi-conductor chip shortage. This business continues to evolve as it transitions to serve the global hydrogen ecosystem and adjacent sustainable energies.

Recent Developments

  On Dec. 1, 2021, the Company’s Steel Processing segment completed the acquisition of Tempel for approximately $272.5 million, plus the assumption of certain long-term liabilities. Tempel is a global leader in the electrical steel market, which supplies steel laminations to the manufacturers of transformers, electric motors and electric vehicle motors, employing approximately 1,500 people across five manufacturing facilities located in Chicago, Canada, China, India, and Mexico.

  During the third quarter of fiscal 2022, the Company repurchased a total of 1,000,000 of its common shares for $54.2 million, at an average purchase price of $54.26.
  On March 22, 2022, Worthington’s Board of Directors declared a quarterly dividend of $0.28 per share payable on June 29, 2022 to shareholders of record on June 15, 2022.

Outlook

“While steel price volatility is expected to remain a headwind for the company, overall, our businesses are performing well, and underlying end market demand remains healthy,” Rose said. “I am not surprised, but continue to be humbled and grateful for the way our teams are performing in today’s dynamic and challenging environment. We remain focused on delivering value added solutions to our customers and investing in innovative products that will benefit all of our stakeholders.”

Conference Call

Worthington will review fiscal 2022 third quarter results during its quarterly conference call on March 23, 2022, at 8:30 a.m., Eastern Time. Details regarding the conference call can be found on the Company website at www.WorthingtonIndustries.com.

About Worthington Industries

Worthington Industries (NYSE:WOR) is a leading industrial manufacturing company pursuing its vision to be the transformative partner to its customers, a positive force for its communities and earn exceptional returns for its shareholders. For over six decades, the Company has been delivering innovative solutions to customers spanning industries such as automotive, energy, retail and construction. Worthington is North America’s premier value-added steel processor and producer of laser welded solutions and electrical steel laminations that provide lightweighting, safety critical and emission reducing components to the mobility market. Through on-board fueling systems and gas containment solutions, Worthington serves the growing global hydrogen ecosystem. The Company’s focus on innovation and manufacturing expertise extends to market-leading consumer products in tools, outdoor living and celebrations categories, sold under brand names, Coleman®, Bernzomatic®, Balloon Time®, Mag Torch®, Well-X-Trol®, General®, Garden-Weasel®, Pactool International® and Hawkeye™; as well as market leading building products, including water systems, heating & cooling solutions, architectural and acoustical grid ceilings and metal framing and accessories.

Headquartered in Columbus, Ohio, Worthington operates 58 facilities in 16 states and nine countries, sells into over 90 countries and employs approximately 9,500 people. Founded in 1955, the Company follows a people-first philosophy with earning money for its shareholders as its first corporate goal. Relentlessly finding new ways to drive progress and transform, Worthington is committed to providing better solutions for customers and bettering the communities where it operates by reducing waste, supporting community-based non-profits and developing the next generations of makers.

Safe Harbor Statement

The Company wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 (the “Act”). Statements by the Company relating to the ever-changing effects of the novel coronavirus (“COVID-19”) pandemic and the various responses of governmental and nongovernmental authorities thereto (such as fiscal stimulus packages, quarantines, shut downs and other restrictions on travel and commercial, social or other activities) on economies (local, national and international) and markets, and on our customers, counterparties, employees and third-party service providers; future or expected cash positions, liquidity and ability to access financial markets and capital; outlook, strategy or business plans; future or expected growth, growth potential, forward momentum, performance, competitive position, sales, volumes, cash flows, earnings, margins, balance sheet strengths, debt, financial condition or other financial measures; pricing trends for raw materials and finished goods and the impact of pricing changes; the ability to improve or maintain margins; expected demand or demand trends for the Company or its markets; additions to product lines and opportunities to participate in new markets; expected benefits from Transformation and innovation efforts; the ability to improve performance and competitive position at the Company’s operations; anticipated working capital needs, capital expenditures and asset sales; anticipated improvements and efficiencies in costs, operations, sales, inventory management, sourcing and the supply chain and the results thereof; projected profitability potential; the ability to make acquisitions and the projected timing, results, benefits, costs, charges and expenditures related to acquisitions, joint ventures, headcount reductions and facility dispositions, shutdowns and consolidations; projected capacity and the alignment of operations with demand; the ability to operate profitably and generate cash in down markets; the ability to capture and maintain market share and to develop or take advantage of future opportunities, customer initiatives, new businesses, new products and new markets; expectations for Company and customer inventories, jobs and orders; expectations for the economy and markets or improvements therein; expectations for generating improving and sustainable earnings, earnings potential, margins or shareholder value; effects of judicial rulings; and other non-historical matters constitute “forward-looking statements” within the meaning of the Act. Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any number of factors could affect actual results, including, without limitation, the risks, uncertainties and impacts related to the COVID-19 pandemic – the duration, extent and severity of which is impossible to predict, including the possibility of future resurgence in the spread of COVID-19 or variants thereof – and the availability, effectiveness and acceptance of vaccines, and other actual or potential public health emergencies and actions taken by governmental authorities or others in connection therewith; the effect of national, regional and global economic conditions generally and within major product markets, including significant economic disruptions from COVID-19, the actions taken in connection therewith and the implementation of related fiscal stimulus packages; the effect of conditions in national and worldwide financial markets, including inflation and increases in interest rates, and with respect to the ability of financial institutions to provide capital; the impact of tariffs, the adoption of trade restrictions affecting the Company’s products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; changing oil prices; product demand and pricing; changes in product mix, product substitution and market acceptance of the Company’s products; fluctuations in the pricing, quality or availability of raw materials (particularly steel), supplies, transportation, utilities and other items required by operations; the outcome of adverse claims experience with respect to workers’ compensation, product recalls or product liability, casualty events or other matters; effects of facility closures and the consolidation of operations; the effect of financial difficulties, consolidation and other changes within the steel, automotive (especially in light of the semi-conductor shortages), construction and other industries in which the Company participates; failure to maintain appropriate levels of inventories; financial difficulties (including bankruptcy filings) of original equipment manufacturers, end-users and customers, suppliers, joint venture partners and others with whom the Company does business; the ability to realize targeted expense reductions from headcount reductions, facility closures and other cost reduction efforts; the ability to realize cost savings and operational, sales and sourcing improvements and efficiencies, and other expected benefits from Transformation initiatives, on a timely basis; the overall success of, and the ability to integrate, newly-acquired businesses and joint ventures, maintain and develop their customers, and achieve synergies and other expected benefits and cost savings therefrom; capacity levels and efficiencies, within facilities, within major product markets and within the industries in which the Company participates as a whole; the effect of disruption in the business of suppliers, customers, facilities and shipping operations due to adverse weather, casualty events, equipment breakdowns, labor shortages (especially in light of the COVID-19 pandemic), interruption in utility services, civil unrest, international conflicts, terrorist activities or other causes; changes in customer demand, inventories, spending patterns, product choices, and supplier choices; risks associated with doing business internationally, including economic, political and social instability (especially in light of Russia’s invasion of Ukraine), foreign currency exchange rate exposure and the acceptance of the Company’s products in global markets; the ability to improve and maintain processes and business practices to keep pace with the economic, competitive and technological environment; the effect of inflation and interest rate increases, which may negatively impact the Company’s operations and financial results; deviation of actual results from estimates and/or assumptions used by the Company in the application of its significant accounting policies; the level of imports and import prices in the Company’s markets; the impact of environmental laws and regulations or the actions of the United States Environmental Protection Agency or similar regulators which increase costs or limit the Company’s ability to sell certain products; the impact of judicial rulings and governmental regulations, both in the United States and abroad, including those adopted by the United States Securities and Exchange Commission and other governmental agencies as contemplated by the Coronavirus Aid, Relief and Economic Security (CARES) Act, the Consolidated Appropriations Act, 2021, the American Rescue Act of 2021, and the Dodd-Frank Wall Street Reform and the Consumer Protection Act of 2010; the effect of healthcare laws in the United States and potential changes for such laws, especially in light of the COVID-19 pandemic which may increase the Company’s healthcare and other costs and negatively impact the Company’s operations and financial results; cyber security risks; the effects of privacy and information security laws and standards; and other risks described from time to time in the filings of Worthington Industries, Inc. with the United States Securities and Exchange Commission, including those described in “Part I – Item 1A. – Risk Factors” of the Annual Report on Form 10-K of Worthington Industries, Inc. for the fiscal year ended May 31, 2021.

WORTHINGTON INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	February 28,		February 28,
	2022	2021	2022	2021
Net sales	$1,378,235	$759,109	$3,721,914	$2,193,110
Cost of goods sold	1,235,107	595,011	3,174,821	1,780,180
Gross margin	143,128	164,098	547,093	412,930
Selling, general and administrative expense	102,945	86,895	294,926	251,220
Impairment of long-lived assets	3,076	-	3,076	13,739
Restructuring and other (income) expense, net	(504)	28,212	(14,782)	37,656
Incremental expenses related to Nikola gains	-	(781)	-	53,300
Operating income	37,611	49,772	263,873	57,015
Other income (expense):
Miscellaneous income, net	393	539	2,063	1,366
Interest expense	(8,140)	(7,558)	(23,170)	(22,696)
Equity in net income of unconsolidated affiliates	47,466	31,674	160,600	80,939
Gains on investment in Nikola	-	2,740	-	655,102
Earnings before income taxes	77,330	77,167	403,366	771,726
Income tax expense	18,683	4,485	90,059	148,818
Net earnings	58,647	72,682	313,307	622,908
Net earnings attributable to noncontrolling interests	2,305	5,073	14,173	12,668
Net earnings attributable to controlling interest	$56,342	$67,609	$299,134	$610,240

Basic
Weighted average common shares outstanding	49,749	52,149	50,331	53,076
Earnings per share attributable to controlling interest	$1.13	$1.30	$5.94	$11.50

Diluted
Weighted average common shares outstanding	50,641	53,217	51,275	54,077
Earnings per share attributable to controlling interest	$1.11	$1.27	$5.83	$11.28

Common shares outstanding at end of period	49,364	51,813	49,364	51,813

Cash dividends declared per share	$0.28	$0.25	$0.84	$0.75

CONSOLIDATED BALANCE SHEETS
WORTHINGTON INDUSTRIES, INC.
(In thousands)

	February 28,	May 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$44,324	$640,311
Receivables, less allowances of $1,447 and $608 at February 28, 2022
and May 31, 2021, respectively	856,656	639,964
Inventories:
Raw materials	372,074	266,208
Work in process	284,817	183,413
Finished products	212,307	115,133
Total inventories	869,198	564,754
Income taxes receivable	2,755	1,958
Assets held for sale	33,533	51,956
Prepaid expenses and other current assets	90,513	69,049
Total current assets	1,896,979	1,967,992
Investments in unconsolidated affiliates	303,422	233,126
Operating lease assets	98,034	35,101
Goodwill	407,318	351,056
Other intangible assets, net of accumulated amortization of $90,433 and
$80,513 at February 28, 2022 and May 31, 2021, respectively	304,187	240,387
Other assets	33,723	30,566
Property, plant and equipment:
Land	51,081	21,744
Buildings and improvements	297,266	271,196
Machinery and equipment	1,179,426	1,046,065
Construction in progress	76,825	53,903
Total property, plant and equipment	1,604,598	1,392,908
Less: accumulated depreciation	910,101	877,891
Total property, plant and equipment, net	694,497	515,017
Total assets	$3,738,160	$3,373,245

Liabilities and equity
Current liabilities:
Accounts payable	$722,284	$567,392
Short-term borrowings	111,909	-
Accrued compensation, contributions to employee benefit plans and
related taxes	94,355	137,698
Dividends payable	16,003	16,536
Other accrued items	64,384	52,250
Current operating lease liabilities	12,630	9,947
Income taxes payable	4,854	3,620
Current maturities of long-term debt	277	458
Total current liabilities	1,026,696	787,901
Other liabilities	128,256	82,824
Distributions in excess of investment in unconsolidated affiliate	87,413	99,669
Long-term debt	700,739	710,031
Noncurrent operating lease liabilities	86,565	27,374
Deferred income taxes, net	104,886	113,751
Total liabilities	2,134,555	1,821,550
Shareholders’ equity - controlling interest	1,451,366	1,398,193
Noncontrolling interests	152,239	153,502
Total equity	1,603,605	1,551,695
Total liabilities and equity	$3,738,160	$3,373,245

WORTHINGTON INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended		Nine Months Ended
	February 28,		February 28,
	2022	2021	2022	2021
Operating activities:
Net earnings	$58,647	$72,682	$313,307	$622,908
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	27,425	21,893	70,579	65,664
Impairment of long-lived assets	3,076	-	3,076	13,739
Provision for (benefit from) deferred income taxes	10,661	(30,129)	13,336	9,126
Bad debt expense (income)	382	(95)	896	(160)
Equity in net income of unconsolidated affiliates, net of distributions	(18,604)	(13,288)	(83,096)	(15,437)
Net (gain) loss on sale of assets	(628)	27,641	(13,830)	35,314
Stock-based compensation	4,408	4,727	11,959	14,437
Gains on investment in Nikola	-	(2,740)	-	(655,102)
Charitable contribution of Nikola shares	-	-	-	20,653
Changes in assets and liabilities, net of impact of acquisitions:
Receivables	(33,766)	(32,105)	(155,451)	(110,719)
Inventories	31,051	(96,836)	(229,813)	(6,591)
Accounts payable	51,893	62,299	50,967	157,629
Accrued compensation and employee benefits	(21,105)	10,779	(52,924)	48,591
Income taxes payable	(14,422)	(2,474)	(1,487)	36,567
Other operating items, net	(24,828)	(13,098)	(22,245)	(2,547)
Net cash provided (used) by operating activities	74,190	9,256	(94,726)	234,072

Investing activities:
Investment in property, plant and equipment	(23,645)	(16,377)	(71,804)	(65,321)
Acquisitions, net of cash acquired	(269,511)	(129,743)	(377,261)	(129,818)
Proceeds from sale of assets	4,083	(985)	35,904	20,595
Proceeds from sale of Nikola shares	-	146,590	-	634,449
Net cash (used) provided by investing activities	(289,073)	(515)	(413,161)	459,905

Financing activities:
Net proceeds from short-term borrowings, net of issuance costs	105,638	-	105,638	-
Principal payments on long-term obligations	(152)	(99)	(554)	(292)
Proceeds from issuance of common shares, net of tax withholdings	269	565	(6,516)	1,709
Payments to noncontrolling interests	(3,360)	(7,250)	(15,436)	(7,810)
Repurchase of common shares	(54,255)	(52,367)	(127,842)	(145,250)
Dividends paid	(14,127)	(13,215)	(43,390)	(40,027)
Net cash provided (used) by financing activities	34,013	(72,366)	(88,100)	(191,670)

Increase (decrease) in cash and cash equivalents	(180,870)	(63,625)	(595,987)	502,307
Cash and cash equivalents at beginning of period	225,194	713,130	640,311	147,198
Cash and cash equivalents at end of period	$44,324	$649,505	$44,324	$649,505

WORTHINGTON INDUSTRIES, INC.
NON-GAAP FINANCIAL MEASURES / SUPPLEMENTAL DATA
(In thousands, except volume and per share amounts)

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (GAAP). The Company also presents adjusted operating income and adjusted net earnings per diluted share attributable to controlling interest, which generally exclude impairment and restructuring charges as well as other items that management believes are not reflective of, and thus should not be included when evaluating the performance of its ongoing operations. Additionally, the Company presents adjusted earnings before interest and taxes attributable to controlling interest (“adjusted EBIT”) for purposes of evaluating segment performance. These represent non-GAAP financial measures and are used by management to evaluate the Company’s performance, engage in financial and operational planning and determine incentive compensation because it believes that these measures provide additional perspective and, in some circumstances are more closely correlated to, the performance of the Company’s ongoing operations.

The following provides a reconciliation to adjusted operating income and adjusted earnings per diluted share from the most comparable GAAP measures for the three months ended February 28, 2022 and 2021.

	Three Months Ended February 28, 2022
	Operating Income	Earnings Before Income Taxes	Income Tax Expense (Benefit)	Net Earnings Attributable to Controlling Interest(1)	Earnings per Diluted Share
GAAP	$37,611	$77,330	$18,683	$56,342	$1.11
Impairment of long-lived assets	3,076	3,076	(449)	1,489	0.03
Restructuring and other income, net	(504)	(504)	136	(368)	(0.01)
Non-GAAP	$40,183	$79,902	$18,996	$57,463	$1.13

	Three Months Ended February 28, 2021
	Operating Income	Earnings Before Income Taxes	Income Tax Expense (Benefit)	Net Earnings Attributable to Controlling Interest(1)	Earnings per Diluted Share
GAAP	$49,772	$77,167	$4,485	$67,609	$1.27
Restructuring and other expense, net	28,212	28,212	(19,843)	8,372	0.16
Incremental expenses related to Nikola gains	(781)	(781)	(755)	(1,536)	(0.03)
Gain on investment in Nikola	-	(2,740)	575	(2,165)	(0.04)
Non-GAAP	$77,203	$101,858	$24,508	$72,280	$1.36

Change	$(37,020)	$(21,956)	$(5,512)	$(14,817)	$(0.23)

The following provides a reconciliation to adjusted operating income and adjusted earnings per diluted share from the most comparable GAAP measures for the nine months ended February 28, 2022 and 2021.

	Nine Months Ended February 28, 2022
	Operating Income	Earnings Before Income Taxes	Income Tax Expense (Benefit)	Net Earnings Attributable to Controlling Interest(1)	Earnings per Diluted Share
GAAP	$263,873	$403,366	$90,059	$299,134	$5.83
Impairment of long-lived assets	3,076	3,076	(449)	1,489	0.03
Restructuring and other income, net	(14,782)	(14,782)	2,027	(6,728)	(0.13)
Non-GAAP	$252,167	$391,660	$88,481	$293,895	$5.73

WORTHINGTON INDUSTRIES, INC.
NON-GAAP FINANCIAL MEASURES / SUPPLEMENTAL DATA
(In thousands, except volume and per share amounts)
(Continued)

	Nine Months Ended February 28, 2021
	Operating Income	Earnings Before Income Taxes	Income Tax Expense (Benefit)	Net Earnings Attributable to Controlling Interest(1)	Earnings per Diluted Share
GAAP	$57,015	$771,726	$148,818	$610,240	$11.28
Impairment of long-lived assets	13,739	13,739	(3,200)	10,539	0.19
Restructuring and other expense, net	37,656	37,656	(21,977)	15,423	0.29
Incremental expenses related to Nikola gains	53,300	53,300	(11,785)	41,515	0.77
Gains on investment in Nikola	-	(655,102)	136,035	(519,067)	(9.59)
Non-GAAP	$161,710	$221,319	$49,745	$158,650	$2.94

Change	$90,457	$170,341	$38,736	$135,245	$2.79

[1] Excludes the impact of the noncontrolling interest.

To further assist in the analysis of segment results for the periods presented, the following volume and sales information for the three and nine months ended February 28, 2022 and 2021 has been provided along with a reconciliation of adjusted EBIT to the most comparable GAAP measure, which is operating income for purposes of measuring segment profit:

	Three Months Ended February 28, 2022
	Steel Processing	Consumer Products	Building Products	Sustainable Energy Solutions	Other	Consolidated
Volume (tons/units)	998,590	20,297,372	2,786,560	144,108	-	n/a
Sales	$1,052,562	$161,692	$132,944	$31,037	$-	$1,378,235

Operating income	$2,690	$26,713	$9,631	$(2,763)	$1,340	$37,611
Impairment of long-lived assets	3,076	-	-	-	-	3,076
Restructuring and other income, net	114	-	(35)	-	(583)	(504)
Adjusted operating income (loss)	5,880	26,713	9,596	(2,763)	757	40,183
Miscellaneous income, net	(12)	(39)	(3)	(38)	485	393
Equity in net income of unconsolidated affiliates (1)	4,692	-	39,978	-	2,796	47,466
Less: Net earnings attributable to noncontrolling interests (2)	3,444	-	-	-	-	3,444
Adjusted earnings before interest and taxes	$7,116	$26,674	$49,571	$(2,801)	$4,038	$84,598

	Three Months Ended February 28, 2021
	Steel Processing	Consumer Products	Building Products	Sustainable Energy Solutions	Other	Consolidated
Volume (tons/units)	1,014,873	17,659,834	2,805,408	207,698	10,530	n/a
Sales	$504,477	$115,071	$96,256	$32,103	$11,202	$759,109

Operating income (loss)	$62,874	$14,726	$1,780	$89	$(29,697)	$49,772
Restructuring and other expense, net	(42)	-	-	-	28,254	28,212
Incremental expenses related to Nikola gains	-	-	-	-	(781)	(781)
Adjusted operating income (loss)	62,832	14,726	1,780	89	(2,224)	77,203
Miscellaneous income, net	(196)	(132)	181	42	644	539
Equity in net income of unconsolidated affiliates (1)	4,223	-	25,379	-	2,072	31,674
Less: Net earnings attributable to noncontrolling interests (2)	5,070	-	-	-	-	5,070
Adjusted earnings (loss) before interest and taxes	$61,789	$14,594	$27,340	$131	$492	$104,346

(1) See supplemental break-out of equity income by unconsolidated affiliate in the table below.
(2) Excludes the noncontrolling interest portion of impairment and restructuring (charges) gains of $(1,139) and $3 for the three months ended February 28, 2022 and 2021, respectively.

	Nine Months Ended February 28, 2022
	Steel Processing	Consumer Products	Building Products	Sustainable Energy Solutions	Other	Consolidated
Volume (tons/units)	3,128,466	60,384,101	8,237,296	429,785	-	n/a
Sales	$2,813,214	$450,268	$368,813	$89,619	$-	$3,721,914

Operating income (loss)	$182,243	$64,644	$20,071	$(4,402)	$1,317	$263,873
Impairment of long-lived assets	3,076	-	-	-	-	3,076
Restructuring and other income, net	(12,199)	-	(35)	(143)	(2,405)	(14,782)
Adjusted operating income (loss)	173,120	64,644	20,036	(4,545)	(1,088)	252,167
Miscellaneous income, net	35	169	141	(16)	1,734	2,063
Equity in net income of unconsolidated affiliates (3)	22,864	-	132,865	-	4,871	160,600
Less: Net earnings attributable to noncontrolling interests (4)	9,285	-	-	-	-	9,285
Adjusted earnings (loss) before interest and taxes	$186,734	$64,813	$153,042	$(4,561)	$5,517	$405,545

	Nine Months Ended February 28, 2021
	Steel Processing	Consumer Products	Building Products	Sustainable Energy Solutions	Other	Consolidated
Volume (tons/units)	2,967,296	53,138,211	7,792,019	644,895	32,157	n/a
Sales	$1,404,220	$366,205	$278,349	$93,982	$50,354	$2,193,110

Operating income (loss)	$114,315	$55,557	$4,541	$912	$(118,310)	$57,015
Impairment of long-lived assets	-	506	1,423	-	11,810	13,739
Restructuring and other income, net	1,804	120	-	-	35,732	37,656
Incremental expenses related to Nikola gains	-	-	-	-	53,300	53,300
Adjusted operating income (loss)	116,119	56,183	5,964	912	(17,468)	161,710
Miscellaneous income, net	(244)	(249)	89	194	1,576	1,366
Equity in net income of unconsolidated affiliates (3)	7,393	-	70,622	-	2,924	80,939
Less: Net earnings attributable to noncontrolling interests (4)	12,923	-	-	-	-	12,923
Adjusted earnings (loss) before interest and taxes	$110,345	$55,934	$76,675	$1,106	$(12,968)	$231,092

(3) See supplemental break-out of equity income by unconsolidated affiliate in the table below
(4) Excludes the noncontrolling interest portion of impairment and restructuring (charges) gains of $4,888 and $(255) for the nine months ended February 28, 2022 and 2021, respectively.

The following tables outlines our equity income (loss) by unconsolidated affiliate for the periods presented:

	Three Months Ended		Nine Months Ended
	February 28,		February 28,
	2022	2021	2022	2021
WAVE	$18,586	$19,473	$66,672	$54,409
ClarkDietrich	21,392	5,906	66,193	16,213
Serviacero Worthington	4,692	4,223	22,864	7,393
ArtiFlex	1,761	1,734	4,784	2,879
Cabs	1,035	338	87	45
Total equity income	$47,466	$31,674	$160,600	$80,939